Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34488, 333-36872, 333-67371, 333-76724,
333-79385 and 333-85753) and the Registration Statements on Form S-8 (File Nos. 333-39674, 333-39676 and 3433-39678) of Headwaters Incorporated of our report dated July 15, 2002 relating to the consolidated financial statements, which appears in this Form 10-K/A. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K/A, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
July 22, 2002